EXHIBIT 10.1

                                 PROMISSORY NOTE

$500,000.00                                                    DECEMBER 28, 2001

FOR VALUE RECEIVED, TRANSCOR WASTE SERVICES, INC., ("Maker") promises to pay to the order of FRANCIS M. WILLIAMS, ("Holder"), at 1501 Second Avenue, Tampa,
Florida 33605, or at such other place as Holder hereof may designate, the principal sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00), together with interest on the unpaid balance of such amount from the date of this Note.

Interest on the outstanding balance under this Note will be accrued at an interest rate of SIX percent (6%). All payments of principal and interest shall be made in United States Dollars. The outstanding principal indebtedness, together with all accrued and unpaid interest thereon, shall be due and payable on demand.

Payments hereunder shall be first applied to accrued interest to the date of receipt thereof, and the balance, if any, to principal. Maker may prepay this
Note in full or in part, without penalty, but any such prepayment shall be first applied to accrued interest, and the balance, if any, to principal.

Upon the occurrence as to Maker of any of the following events, Holder hereof, at Holder's sole election, may declare all or any portion of the principal of and accrued interest on this Note to be immediately due and payable, and may proceed at once and without further notice to enforce this Note or any instrument securing or security for this Note, or both, in accordance with their terms: (a) failure to pay any amount due on the Note (or any renewal or extension hereof) when due; and (b) voluntary or involuntary application for or appointment of a receiver for Maker; filing of a voluntary or involuntary petition by or against Maker under any of the bankruptcy laws or amendments thereto. Failure of Holder to exercise its rights or remedies provided herein at any time or times shall not be construed as a waiver thereof by Holder, nor shall Holder be prohibited from thereafter exercising such rights or remedies at any subsequent time.

Maker, and any endorser, surety, or guarantor of this Note hereby severally waives demand, protest, presentment, notice of nonpayment, notice of protest and diligence in bringing suit against any party and does hereby consent that time of payment of all or any part of the amount due hereunder may be extended from time to time by Holder hereof without notice.

Maker, and any endorser, surety, or guarantor further agree, jointly and severally to pay all costs of collection, including, in case the principal of this Note or any payment of the principal or any interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security thereof, whether suit be brought or not, attorneys' fees, court costs, collection expenses and other expenses which Holder may incur or pay in the prosecution or defense of its rights hereunder, whether in judicial proceedings, including bankruptcy court and appellate proceedings, or whether out of court.

No delay or failure of Holder in the exercise of any right or remedy hereunder or under any other agreement or undertaking securing or related hereto shall affect any such right or remedy, and no single or partial exercise of any such right or remedy shall preclude any further exercise thereof, and no action taken

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or omitted by Holder shall be deemed a waiver of any such right or remedy.  This
Note shall be binding upon Maker and the personal representatives, heirs and assigns of Maker and upon Holder and its personal representatives, heirs and assigns.

This Note shall be construed and enforced in accordance with the laws of the State of Florida.

It is agreed that time is of the essence of this Note.

                                  TRANSCOR WASTE SERVICES, INC.


                                  /s/ Joseph M. Williams
                                  --------------------------------------------
                                  President


                                  By:      Joseph M. Williams, President
                                  --------------------------------------------




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